                                                                    EXHIBIT 23.4


[LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]




                                         June 30, 1998



Board of Directors
Columbian Bank, A Federal Savings Bank
303-307 St. John Street
Havre de Grace, Maryland  21078

Members of the Board:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Cecil Bancorp, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the combined Prospectus/Proxy Statement of Cecil Bancorp, Inc., and Columbian Bank, A Federal Savings Bank.

                                         Sincerely,

                                         RP FINANCIAL, LC.


                                         /s/ Ronald S. Riggins

                                         Ronald S. Riggins
                                         President and Managing Director